Calculation of Filing Fee Tables
S-8
Vaxcyte, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share, 2020 Equity Incentive Plan	Other	6,552,942	$ 53.96	$ 353,596,750.32	0.0001381	$ 48,831.71
2	Equity	Common Stock, par value $0.001 per share, 2020 Employee Stock Purchase Plan	Other	1,310,588	$ 53.96	$ 70,719,328.48	0.0001381	$ 9,766.34
Total Offering Amounts:						$ 424,316,078.80		$ 58,598.05
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 58,598.05
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share ("Common Stock"), of Vaxcyte, Inc. (the "Registrant") that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. Estimated in accordance with Rules 457(c) and 457(h) solely for purposes of calculating the registration fee on the basis of $53.96, the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq Global Stock Market on February 17, 2026. Represents an automatic annual increase to the shares of Common Stock reserved for issuance equal to 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, which annual increase is provided by the Registrant's 2020 Equity Incentive Plan.

[2]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share ("Common Stock"), of Vaxcyte, Inc. (the "Registrant") that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. Estimated in accordance with Rules 457(c) and 457(h) solely for purposes of calculating the registration fee on the basis of $53.96, the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq Global Stock Market on February 17, 2026. Represents an automatic annual increase to the shares of Common Stock reserved for issuance equal to 1% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, which annual increase is provided by the Registrant's 2020 Employee Stock Purchase Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A